UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2018

Huttig Building Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14982	43-0334550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Maryville University Dr., Suite 400, St. Louis, MO	63141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (314) 216-2600

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in a current report on Form 8-K filed February 2, 2018 by Huttig Building Products, Inc. (the “Company”), effective as of January 31, 2018, Oscar A. Martinez ceased to serve as the Vice President and Chief Financial Officer of the Company. In connection with his departure, the Company entered into a Separation Agreement with Mr. Martinez effective February 22, 2018 (the “Separation Agreement”).

Pursuant to the Separation Agreement, among other things, the Company agreed to pay Mr. Martinez severance of $165,110.00 on or before March 2, 2018. The Company also agreed to allow continued vesting of restricted shares held by Mr. Martinez such that 30,000 shares of Company common stock will vest on April 4, 2018. All other unvested equity awards held by Mr. Martinez will be forfeited. In exchange for the severance, Mr. Martinez agreed to release the Company of all claims and also agreed to covenants of confidentiality, non-solicitation and non-competition.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the agreement itself, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Separation Agreement dated February 22, 2018, by and between the Company and Oscar A. Martinez

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huttig Building Products, Inc. (Registrant)

Date: February 27, 2018

/s/ Jon P. Vrabely
Jon P. Vrabely
President, Chief Executive Officer and Interim Chief Financial Officer